Registration No. 333-186079

As filed with the Securities and Exchange Commission on February 25 , 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment # 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GELIA GROUP, CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7370 (Primary Standard Industrial Classification Code Number)	68-0682786 (IRS Employer Identification No.)

Gelia Group, Corp.

Klenovy Blvd, 6-7

Moscow, Russia 115470

Tel. (702) 605-4165

Email: geliagroupcorp@yahoo.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum
of Securities	Amount to Be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	per Share	Offering Price (2)	Registration Fee
Common Stock, $0.001 per share	4,000,000	$0.02	$80,000	$10.91

TOTAL	4,000,000	$-	$80,000	10.91

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

GELIA GROUP, CORP.

4,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Gelia Group, Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  Because there is no minimum to our offering, if we fail to raise enough capital to commence operations, investors could lose their entire investment and will not be entitled to a refund. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Yulia Marach, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers. Ms. Marach will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any. The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.  We do not reserve the right to extend the offering beyond the 240-day period.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.02	$0.002	$0.018
Total	$80,000	$8,000	$72,000

Gelia Group, Corp. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Our auditor has expressed substantial doubt as to our ability to continue as a going concern. Any investment in the shares offered herein involves a high degree of risk.   Sales of less than 2,000,000 shares will fail to generate sufficient proceeds to enable us to implement our business plan within the next 12 months. You should only purchase shares if you can afford a loss of your investment.

Any funds that we raise from our offering of 4,000,000 shares of common stock will be immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from our offering of 4,000,000 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Gelia Group, Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 13 BEFORE BUYING ANY SHARES OF GELIA GROUP, CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  FEBRUARY 21, 2013

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	16
DESCRIPTION OF BUSINESS	21
LEGAL PROCEEDINGS	25
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	25
EXECUTIVE COMPENSATION	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
PLAN OF DISTRIBUTION	28
DESCRIPTION OF SECURITIES	30
INDEMNIFICATION	31
INTERESTS OF NAMED EXPERTS AND COUNSEL	31
EXPERTS	31
AVAILABLE INFORMATION	31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	31
INDEX TO THE FINANCIAL STATEMENTS	32

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “GELIA GROUP, CORP.” REFERS TO GELIA GROUP, CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GELIA GROUP, CORP.

Gelia Group, Corp. was founded in the State of Nevada on August 200, 2012. We are a development stage company and intend to provide 3D printing services. 3D printing is a process of making three dimensional solid objects from a digital model. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 8-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements.  We do not currently have any arrangements for additional financing. Our principal executive offices are located at Klenovy Blvd, 6-7, Moscow, Russia 115470. Our phone number is (702) 605-4165.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (August 20, 2012) through October 31, 2012, reports no revenues and a net loss of $133. Our independent registered public accounting firm has issued an audit opinion for Gelia Group, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Referral Agreement with Alexey Hramtsov, an independent contractor on November 8, 2012. As of the date of this prospectus, Yulia Marach, our sole officer and director, owns 100% of the company’s stocks. She will continue to own after completion of the offering sufficient shares to control the operations of the company.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We do not anticipate earning revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	GELIA GROUP, CORP.
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.02
Nature of the Offering	The offering is a self-underwritten, best-efforts offering with no minimum subscription requirement.
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.  We do not reserve the right to extend the offering beyond the 240-day period.

Gross Proceeds	$80,000
Securities Issued and Outstanding:

There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Yulia Marach.

If we are successful at selling all the shares in this offering, we will have 8,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 20, 2012 (Inception) to October 31, 2012.

Financial Summary	October 31, 2012 ($) (Audited)
Cash and Deposits	3,984
Total Assets	3,984
Total Liabilities	117
Total Stockholder’s Equity	3,867

Statement of Operations	Accumulated From August 20, 2012 (Inception) to October 31, 2012 ($) (Audited)
Total Expenses	133
Net Loss for the Period	(133)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in development of 3D printing business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of October 31, 2012, we had cash in the amount of $3,984 and liabilities of $117. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period August 20, 2012 (date of inception) through October 31, 2012 we had a net loss of $133. As of October 31, 2012, the Company has not emerged from the development stage. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to begin operations and to achieve a level of profitability. We need at least $40,000 to continue as a going concern.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on August 20, 2012 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.

We have accrued net losses of $133 for the period from our inception on August 20, 2012 to October 31, 2012, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in development of 3D printing business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Gelia Group, Corp. is suitable.

We require minimum funding of approximately $40,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Yulia Marach, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Marach has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE HAVE NO CLIENTS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CLIENTS. EVEN IF WE OBTAIN CLIENTS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT.  IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any clients and we cannot guarantee that we will ever have any clients.  Even if we obtain clients for our services, there is no guarantee that we will make a profit. If we are unable to attract enough customers to use our services to operate profitably, we will have to suspend or cease operations.

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WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive. There are many different 3D printing and rapid prototyping  companies in Russia and our services will not be unique to their services. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

OUR SUCCESS IS DEPENDENT IN PART ON OUR ABILITY TO AVOID INFRINGING ON THE PROPRIETARY RIGHTS OF OTHERS.

Since we intend to provide 3D printing services particularly used in the fields of jewelry, footwear, industrial design, and architecture some images may be protected by copyright law. In the event a competitor or other party successfully challenges our products or images or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND YULIA MARACH, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. MARACH, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. MARACH.

Our principal operations and assets are located outside of the United States, and Yulia Marach, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Marach in the United States, and it may be difficult to enforce any judgment rendered against Ms. Marach. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Marach, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Russia may render that investor unable to enforce a judgment against the assets of Ms. Marach. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

BECAUSE WE WILL SELL OUR PRODUCTS IN FOREIGN CURRENCY INSTEAD OF UNITED STATES DOLLARS, OUR BUSINESS WILL BE EFFECTED BY CURRENCY RATE FLUCTUATIONS.

Because we plan to sell our products to Russian clients in Russian Rubles, we will be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not completed the development of our business and have yet to generate revenues. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed 3D printing services will gain wide acceptance in its target market or that we will be able to effectively market our services. Due to the fact we are small and do not have much capital, we will limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Yulia Marach, to build our customer base.  Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our cervices.

OUR REVENUE AND PROFITABILITY MAY BE NEGATIVELY AFFECTED BY ADVANCES IN TECHNOLOGY THAT CREATE ALTERNATE FORMS OF 3D PRINTING AND RAPID PROTOTYPING INDUSTRY.

The multimedia industry in general and the 3D printing and rapid prototyping industry in particular continue to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, we cannot accurately predict the overall effect that such changes may have on the potential revenue from and profitability of company’s services. Any future changes in technology may change the way we operate our business and add unforeseen costs to our business.

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WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Yulia Marach for all of our operations. The loss of Ms. Marach would have a substantial negative effect on our company and may cause our business to fail. Ms. Marach has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues.  There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Marach’s services could prevent us from completing the development of our plan of operation and our business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Ms. Marach, our sole officer and director, currently owns 100% of common stock of our company, and she will own 50% of common stocks if all the shares registered as part of this offering are sold. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Marach may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Yulia Marach, our sole officer and director will only be devoting limited time to our operations.  She will be devoting approximately 15 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Yulia Marach, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THERE IS NO ESCROW, TRUST OR SIMILAR ACCOUNT, THE OFFERING PROCEEDS COULD BE SEIZED BY CREDITORS OR BY A TRUSTEE IN BANKRUPTCY, IN WHICH CASE INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT.

No minimum or maximum amount of shares are being in this offering.  Any funds that we raise from our offering of 4,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 4,000,000 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

OUR PRESIDENT, MS. MARACH DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Marach does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on August 20, 2012 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

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WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least half of the shares and we receive the proceeds in the amount of $40,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Gelia Group, Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Yulia Marach, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

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WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 IF WE CEASE TO BE AN EMERGING GROWTH COMPANY ..

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $.001 per share, of which 4,000,000 shares are currently issued and outstanding. If we sell the 4,000,000 shares being offered in this offering, we would have 8,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated in an amended prospectus reflecting the same. There is no assurance that we will raise the full $80,000 as anticipated. If we raise less than 50% of the offering proceeds, we will not be able to implement our plan of operations.

Gross proceeds	20,000	$40,000	$60,000	$80,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$12,000	$32,000	$52,000	$72,000
Purchasing of office equipment	$-	$1,500	$2,000	$3,000
PCs, Software and 3D printer	$12,000	$14,000	$19,000	$28,000
Website development	$-	$2,000	$3,000	$5,000
Marketing and advertising	$-	$3,500	$8,000	$15,000
Salary to a specialist	$-	$-	$8,000	$8,000
SEC reporting and compliance	$-	$10,000	$10,000	$10,000
Miscellaneous expenses	$-	$1,000	$2,000	$3,000

The above figures represent only estimated costs.  If necessary, Yulia Marach, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Marach will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Marach. Ms. Marach will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of October 31, 2012, the net tangible book value of our shares of common stock was $3,867 or approximately $0.001 per share based upon 4,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares then outstanding will be $75,867 or approximately $0.009 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.009 per share.

After completion of this offering, if 4,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.02 per share. Our existing stockholders will own 50% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000 or $0.001 per share.

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If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 7,000,000 shares then outstanding will be $55,867 or approximately $0.008 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.007 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $ 0.008 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.02 per share. Our existing stockholders will own approximately 57.14% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000 or $0.001 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares then outstanding will be $36,867 or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.005 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.006 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.02 per share. Our existing stockholders will own approximately 66.67% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.009
Increase to present stockholders in net tangible book value per share
after offering	$0.008
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	8,000,000
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.02
Dilution per share	$0.011
Capital contributions	$80,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholders	4.76%
Percentage of capital contributions by new investors	95.24%
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.02
Dilution per share	$0.012
Capital contributions	$60,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	6.25%
Percentage of capital contributions by new investors	93.75%
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.02
Dilution per share	$0.014
Capital contributions	$40,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	33.33%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $3,984 as of October 31, 2012.  We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Yulia Marach, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of October 31, 2012, Ms. Marach advanced us $117. Ms. Marach, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Klenovy Blvd, 6-7, Moscow, Russia 115470. Our phone number is (702) 605-4165.

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We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, upgrading 3D printers and PCs and hiring sales and technical personnel. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

Purchase Office Equipment

Time Frame: 1st- 3rd months.

Material costs: minimum $1,500.

Upon completion of the offering we plan to acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephones, fax, office supplies and furniture. Our sole officer and director, Yulia Marach will take care of our initial administrative duties and will purchase office equipment .. We believe that it will cost at least $1,500 to obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, costs will be approximately $2,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the co s ts will be approximately $3,000.

Purchase PCs, Software and 3D printer

Time Frame:  3rd – 4th months.

Material costs: minimum $14,000.

After our equipment is purchased we intend to purchase computers, software and 3D printer necessary for our business. Purchase costs of 2 computers we plan on acquiring will be approximately $2,000; cost of 3D printer is estimated to be about $8,000 and software will cost approximately $4,000. If we sell 75% of the shares offered we will purchase advanced version of PCs and more advanced 3D printer that will cost $3,000 and $12,000 accordingly. If we sell 100% of the shares offered we will purchase latest version of PCs and 3D printer that will cost $4,000 and $20,000 accordingly.

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Develop Our Website

Time Frame: 4th-6th months.

Material costs: $2,000-$5,000.

In the same time, we intend to begin developing our website. Our sole officer and director, Yulia Marach will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $2,000. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $3,000 and $5,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate service agreements with potential customers

Time Frame: 6th-12th months.

No material costs.

Once our office is established, equipment is obtained and website is developed, we plan to begin to market our services. Initially, our sole officer and director, Ms. Marach, will look for potential customers. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new clients to us. Even though the negotiation of agreements with potential customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign

Time Frame: 6th - 12th months.

Material costs: $3,500-$15,000.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We will market and advertise our product on our web site. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new clients to us.

We also plan to attend shows and exhibitions in 3D, architectural and construction industries, which help 3D artists, 3D modelers, architects, advertising agencies, interior designers, and various sectors which have need of 3D in Russia come face to face and find new business opportunities and partners. We intend to spend about $3,500 on marketing efforts during the first year if we sell half of the shares offered. If we sell at least 75% of the shares in this offering we will spend about $8,000 on our marketing campaign. If we sell 100% of the shares in this offering we will spend about $15,000 on our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations.

On November 8, 2012 we have executed a Referral Agreement with Alexey Hramtsov, an independent contractor who is going to refer potential clients to us. Therefore, we expect to obtain potential clients from our collaboration with Mr. Hramtsov.

 Mr. Hramtsov has over 7 years of the independent contractor’s experience including but not limited to 3D printing, prototyping, animation and modeling and has good knowledge and broad connections to the of 3D printing and rapid prototyping industry.  Due to Mr. Hramstov’s experience and background in the 3D industry, we felt Mr. Hramtsov would be able to refer business to our company. However, even though the negotiation of referral agreements will be ongoing during the life of our operations, we cannot guarantee that Mr. Hramtsov will be able to find successful referral agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of referral agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire Part-Time 3D Printing and Rapid Prototyping specialist

Time Frame: 8th-12th months.

Material costs: $8,000.

If we sell at least 75%% of the shares in this offering, we will hire one part-time 3D printing specialist with knowledge of 3D printing and rapid prototyping .. To meet hiring requirements the specialist needs to be a literate computer performer with extensive software proficiency covering wide variety of applications and needs to have experience and possess 3D printing and rapid prototyping skills. His job would be in the creation of high-quality 3D prints and prototypes.

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In summary, during 1st-8th month we should have established our office, purchased necessary equipment and developed our website. After this point we should be ready to start more significant operations and start selling our services. During months 6-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Yulia Marach, our president will be devoting approximately fifteen hours per week to our operations. We believe that it should be enough while we do not have significant operations and because Ms. Marach is an experienced person and will sufficiently plan her time. Once we expand operations, and are able to attract more and more customers to use our services, Ms. Marach has agreed to commit more time as required and we plan to hire a part-time 3D printing specialist .. Because Ms. Marach will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
SEC reporting and compliance Purchasing of office equipment Website development Marketing and advertising PCs, Software and 3D printer Salary to a specialist Other expenses	$10,000 $1,500 $2,000 $3,500 $14,000 - $1,000	$10,000 $2,000 $3,000 $8,000 $19,000 $8,000 $2,000	$10,000 $3,000 $5,000 $15,000 $28,000 $8,000 $3,000
Total	$32,000	$52,000	$72,000

If we sell 50% shares in this offering our cash reserves will be sufficient to meet our obligations for the next twelve-month period.  If we sell less than 50% shares in this offering, we will need to seek additional funding. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from our sole officer and director. Yulia Marach, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. However, Ms. Marach has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

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Results of operations

From Inception on August 20, 2012 to October 31, 2012

During the period we incorporated the company, prepared a business plan and executed a Referral Agreement with Alexey Hramtsov, an independent contractor dated November 8, 2012. Our loss since inception is $133. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for net proceeds of $4,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of October 31, 2012, the Company had $3,984 cash and our liabilities were $117, comprising $117 owed to Yulia Marach, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational. The company’s cash will be located in the US in our bank account, but some current assets will be located offshore.  Because some assets will be located outside of the United States, they will be outside of the jurisdiction of United States courts to administer if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Since inception, we have sold 4,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Yulia Marach, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Marach has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $40,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations. However, we are not required to comply with Section 404(b) of the Sarbanes-Oxley Act of 2002, pursuant to the JOBS Act, until we cease to be an emerging growth company.

Should the Company fail to sell less than 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

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DESCRIPTION OF BUSINESS

General

Gelia Group, Corp. was incorporated in the State of Nevada on August 20, 2012 and established a fiscal year end of October 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in the business of 3D printing. We have recently started our operation. As of today, we have developed our business plan, and executed a Referral Agreement with Alexey Hramtsov, dated November 8, 2012. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at Klenovy Blvd, 6-7, Moscow, Russia 115470. Our telephone number is (702) 605-4165 .

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our sole officer and director.  We received our initial funding of $4,000 through the sale of common stock to Yulia Marach, our sole officer and director, who purchased 4,000,000 shares at $0.001 per share.  Our financial statements from inception on August 20, 2012 through our first fiscal period ended October 31, 2012 report no revenues and a net loss of $133.  Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We intend to use the net proceeds from this offering to develop our business operations.  To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months.  After twelve months period we may need additional financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements.  Yulia Marach, our sole officer and director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan; a n d

3. Execution a Referral Agreement with Alexey Hramtsov, an independent contractor, dated November 8, 2012.

Our Services

We intend to provide 3D printing services and plan on using advanced computer technology to produce rapid 3D prototyping. Three-dimensional printing technology, a process of making three dimensional solid objects from a digital model,  is used in the fields of jewelry, footwear, industrial design, architecture, engineering and construction, automotive, aerospace, dental and medical industries, education, geographic information systems, civil engineering, and many others items.

There are a variety of very different types of 3D printing technologies, but they all share one core thing in common: they create a three dimensional object creating it layer by successive layer, until the entire object is complete. Each of these layers is a thinly sliced, horizontal cross-section of the eventual object. Each 3D-printed object begins with a digital Computer Aided Design (CAD) file, created with a 3D modeling program, or which was scanned into a 3D modeling program with a 3D scanner. To get from this digital file into instructions that the 3D printer understands, software then slices the design into hundreds or thousands of horizontal layers. The 3D printer reads this file, and proceeds to create each layer exactly to specification. As the layers are created, they blend together with no hint of the layering visible, resulting in one three dimensional object.

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Potential clients

3D Printing technology allows designers and engineers to test out ideas before committing to expensive tooling and manufacturing by producing low cost proof of concept models. Many professionals across many fields of expertise can found practical uses for our proposed services. A few examples of these practical applications of 3D printing are as follows:

1. Architecture.  Architects need to create mockups of their designs. Our 3D printing service will allow them to come up with these mockups in a short period of time and with a higher degree of accuracy. These 3D models also make it easier to visualize a design rather than just by looking at plans and drawings.

2. Engineering. Engineers always need to create prototypes of whatever products or designs they are working on. In the old days, prototypes can take weeks and a lot of manpower to create because it involves a lot of cutting and piecing together paper, wood and other materials to create the required prototype. Through 3D printing, engineers only need to make a 3D graphic image of the design they are working on and have it rendered using 3D printing service.

3. Advertising and marketing. Advertisers and marketers need their clients to have a more solid idea of the products they are selling. Creating 3D models of their products gives them an edge that can boost their sales.

4. Education. Learning needs to be more visual in order to become effective, especially in subjects such as chemistry, engineering, history, physics, general science, among many others. Our service will allow teachers to create more accurate visual aids for their lessons, and these visual aids can entice students to learn more about the subject matter.

5. Medicine. There are many medical cases where surgical procedures can be a touch-and-go thing. They can be so complicated that a single error can lead to failure and loss of life for the patient. Many surgeons now use 3D renderings of the part of their patient’s body that they need to operate on to practice on the procedure they need to perform before actually performing them. It gives them more confidence and increases their chances of success in the operation.

6. Archaeology and paleontology. These two fields both deal with relics and remains that may be too delicate and valuable to handle. In order to prevent damage to these relics and remains when they are being handled or studied, 3D replicas are made instead. This also allows more scientists to study a single object at the same time.

7. Art. Our service will allow artists to create objects that would be incredibly difficult, costly, or time intensive using traditional processes.

As of today we do not have any potential clients and there is no assurance that we will ever have any clients.

Revenues

The company’s revenues will be what we charge our clients for our services. The price of the order will be mostly determined by the material used to print the product in 3D and the size of order. Our intended mark-up is 30-50%. Prices for our service will depend on a number of factors including but not limited to:

- Size of the order

- Complexity of the model

- Material and finishes required to complete the order

- Color combinations

The work flow for our 3D printing services will be as follows:

1. Customer emails about the project requirements along with necessary documents, materials and digital files.

2. Our quote is submitted to the customer for approval.

3. Upon approval of pricing and terms service agreement is signed and the work for 3D printing or rapid prototyping is commenced.

4. The work is completed and delivered to the Customer.

5. An invoice for the job is submitted.

6. Payment received by money order, bank to bank transfer, check, etc.

Marketing

Our sole officer and director, Yulia Marach, will be responsible for marketing of our services. The marketing and advertising will be targeted to architects and designers, advertisers and marketers, doctors and teachers, engineers and artists and many other professionals. Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals. We will also promote our product through word of mouth. We will be targeting clients in Moscow, Russia. In the future when and if we have funds to expand our business, we will be targeting clients in other cities in Russia and Europe. One of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use the following online marketing tools to direct traffic to our website and identify potential customers:

Banner advertising: New technologies have given to online advertisement customization capabilities when it comes to banner advertising. Advertisers now have the ability to have their banner ads appear on pages devoted to certain types of content. We can have our ad appear on a site only when it is presenting an article on the architectural design industry. We can also use geo-targeting tactics. By tracking the IP address of the user, we can have ads appear before those in a location we are targeting.

Pay Per Click: Pay-Per-Click allows us to create a small text ad, and then have that ad appear on screen when the user is searching on keyword relating to our business. Google and its AdWords program is currently the leader in this space, with Yahoo! and Microsoft in second and third place respectively. With Pay-Per-Click our ad appears in the Sponsored Links section of the search results page.

Organic Search: The remainder of the search results page is made up of organic or "natural" search results. These listings are generated based on the HTML tags and relevant content found in a website. By specifically tailoring these elements, we can focus on particular audiences in a similar fashion as Pay-Per-Click.

As of the date of this prospectus we have not yet identified or registered any domain names for our website. To accomplish this, we plan to contract an independent web designing company. We intend to attract traffic to our website by a variety of online marketing tactics mentioned above.  We intend to promote our website by displaying it on our promotion materials. We will also use promotion tools on Facebook, Myspace and Twitter to advertise our company and create links to our website. To enhance advertising of our services we plan to keep improving and developing our website to make it as “user friendly” as possible.

Even if we are able to obtain sufficient number of customers to buy our services, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

Word of Mouth Marketing

We intend to implement word of mouth advertising into our business model. We believe a huge marketing opportunity on the internet is spreading word of mouth, a form of free advertising. We believe the internet has provided the biggest medium to spread word of mouth and social networking sites have been the place where everyone has come together. These days, companies have the capabilities of increased speed at which the message comes across. Bloggers and journalists can post their thoughts and reviews of products, and then people in all corners of the world can read it immediately. Twitter is a good example of this. If a company wants to release a statement to the media, they can use Twitter as a tool to do it. Afterwards, people can use twitter to respond, and everybody has access to all information as well as the abilities to connect with each other and start forums and conversations. Not only is word of mouth considered free advertising, but we believe it is one of the most powerful advertising tools out there.

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Competition

Our competitors will include Russian companies providing 3D printing services with substantial customer bases and working history. We will not be differentiating ourselves from the foregoing, but merely competing with them. The market of three-dimensional printing services is large and fragmented, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we are a development stage company with limited operations. Older, well-established companies providing 3D printing and rapid prototyping services with records of success currently attract customers. Since we have limited operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the quality of 3D services that we intend to provide.  There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.

While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed services will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Yulia Marach, to build our customer base.  Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our cervices.

Agreement with Independent Contractor

On November 8, 2012 we have executed a Referral Agreement with Alexey Hramtsov, an independent contractor who is going to refer potential clients to us. Mr. Hramtsov has over 7 years of the independent contractor’s experience including but not limited to 3D printing, prototyping, animation and modeling and has good knowledge and broad connections to the of 3D printing and rapid prototyping industry.  Due to Mr. Hramstov’s experience and background in the 3D industry, we felt Mr. Hramtsov would be able to refer business to our company. However, even though the negotiation of referral agreements will be ongoing during the life of our operations, we cannot guarantee that Mr. Hramtsov will be able to find successful referral agreements, in which case our business may fail and we will have to cease our operations.

The material terms of the Contract are the following:

1.  The referral fee shall be calculated as five per cent (5%) of the net value of services sold by the Company as a direct result of a referral. Net value shall exclude postage, refunds and payments not honored by a financial institution. Subsequent sales of services to the referred customer shall not be subject to a referral fee except where such subsequent purchase is the direct result of a repeat referral.

2.  Upon reconciliation of referral fees due, the Agent shall issue an invoice to the Company and payment shall be affected within thirty (30) days of submission of said invoice.

3.  Placement of advertisements and referral methods for the Company are at the sole discretion of the Agent.  However, in order to solicit sales, the Agent shall not make promises or issue any warranty either expressed or implied pertaining to the services offered by the Company unless authorized in writing by the Company to do so.

4.  The relationship between the parties shall at all times be that of independent contractors.  No employment, partnership or joint venture relationship is formed by this referral agreement and at no time may the Agent position itself as affiliated to the Company, except as an independent referrer. In view of this independent relationship the Agent shall not enter into any agreements on behalf of the Company, shall make no warranty either expressed or implied on behalf of the Company and shall not incur any expenses on behalf of the Company.

5.  The referral agreement does not grant exclusive rights to the Agent to act as referrer on behalf of the Company and the Agent shall have no rights under any other agreements entered into by the Company with other Agents.

6.   The Agent agrees not to disclose any confidential information pertaining to the Company's services nor that of prospective or existing customers to any third party. The Agent may do follow-up enquiries with its referred customers to confirm their purchase and to gather feedback about their experience with the Company's services as supplied.

7.  Either party may terminate this referral agreement at any time by giving the other party ten (10) days prior written notice.  Upon termination by either party all outstanding referral fees due to the Agent at that time shall be settled in full within thirty (30) days.

8.  Each party shall indemnify, defend and hold the other party (and any other relation to the other party) harmless against any and all claims of whatsoever nature arising from misrepresentation, default, misconduct, failure to perform or any other act related to this agreement.

A copy of the Referral Agreement filed as Exhibit 10.1 to this registration statement. We do not have any relationship with Alexey Hramtsov other than the Referral Agreement.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Yulia Marach.

Offices

Our business office is located at Klenovy Blvd, 6-7, Moscow, Russia 115470.  This is the office provided by our President and Director, Yulia Marach. Our phone number is (702) 605-4165. We do not pay any rent to Ms. Marach and there is no agreement to pay any rent in the future. We anticipate being able to use this space for free until we generate revenue, attract more  customers, expand operations, and as a result need to expand our office. We believe that our current space is sufficient for our operations.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years,  none of the following  occurred  with respect to the President of the Company:  (1) any bankruptcy  petition filed by or against any business of which such person was a general  partner or executive  officer  either at the time of the  bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding  (excluding traffic violations and other minor offenses);  (3) being subject to any order,  judgment or decree, not subsequently  reversed,  suspended or vacated, of any court of any competent jurisdiction,  permanently  or  temporarily  enjoining,  barring,  suspending or otherwise  limiting  his  involvement  in any type of  business,  securities  or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action),  the SEC or the commodities  futures trading commission to have violated a federal or state  securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Yulia Marach Klenovy Blvd, 6-7, Moscow, Russia 115470	30	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Yulia Marach has acted as our President, Treasurer, Secretary and sole Director since our incorporation on August 20, 2012. Ms. Marach owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Marach was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Ms. Marach’s previous employments.  Ms. Marach’s previous experience, qualifications, attributes or skills were not considered when he was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Ms. Marach graduated from Baikal National University of Economics and Law in 2004. She obtained a bachelor degree in Computer Science and Services. In 2007-2010 Ms. Marach worked in TranceConteiner Company as an IT specialist. Since November 2010, she has been working as a chief specialist of IT department in Trancegroupe AC, a freight cargo company. Ms. Marach intends to devote 15 hours a week of her time to planning and organizing activities of Gelia Group, Corp. Once we expand operations, and are able to attract more customers to purchase our product, Ms. Marach has agreed to commit more time as required. Because Ms. Marach will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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During the past ten years, Ms. Marach has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Ms. Marach was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Marach’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Yulia Marach, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on August 20, 2012until October 31, 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Yulia Marach, President, Secretary and Treasurer	August 20, 2012 to October 31, 2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Ms. Marach currently devotes approximately fifteen hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of October 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Yulia Marach	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Yulia Marach will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On October 31, 2012, we issued a total of 4,000,000 shares of restricted common stock to Yulia Marach, our sole officer and director in consideration of $4,000. Further, Ms. Marach has advanced funds to us. As of October 31, 2012, Ms. Marach advanced us $117. Ms. Marach will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Marach. Ms. Marach will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Marach does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Marach or the repayment of the funds to Ms. Marach. The entire transaction was oral. Ms. Marach is providing us office space free of charge and we have a verbal agreement with Ms. Marach that, if necessary, she will loan the company funds to complete the registration process.

Ms. Marach has been working as a chief specialist of IT department in Trancegroupe AC, a freight cargo company. Ms. Marach intends to devote 15 hours a week of her time to planning and organizing activities of Gelia Group, Corp. Once we expand operations and are able to attract more customers to purchase our product, Ms. Marach has agreed to commit more time as required. Because Ms. Marach will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 25 , 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Yulia Marach Klenovy Blvd, 6-7, Moscow, Russia 115470	4,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of  February 25 , 2013, there were 4,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

We are registering 4,000,000 shares of our common stock for sale at the price of $0.02 per share.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares of common stock to be sold by us will be sold on our behalf by Yulia Marach, our sole executive officer and director. She will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.  We intend to offer our securities pursuant to this registration statement to shareholders in Russia and Europe.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common  stock may also be  restricted  under the  securities  or  securities regulations  laws  promulgated  by  various  states and  foreign  jurisdictions, commonly  referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities  registered  hereunder have not been  registered for resale under the blue sky laws of any state,  the  holders of such  shares  and  persons  who desire to purchase them in any trading  market that might develop in the future, should be aware that there may be significant  state  blue-sky law  restrictions upon the  ability of  investors  to sell the  securities  and of  purchasers  to purchase the  securities.  Accordingly, investors  may not be able to liquidate their  investments  and  should  be  prepared  to hold the  common  stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Gelia Group has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We do not plan to offer securities pursuant to this registration statement in the United States.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Gelia Group, Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  February 25 , 2013, there were 4,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Yulia Marach owns 4,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest  directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Gelia Group, Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Seale and Beers, CPA’s, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Seale and Beers, CPA’s has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Horwitz, Cron & Armstrong, LLP has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Seale and Beers, CPA’s

     Our financial statements from inception to October 31, 2012, immediately follow:

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SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Gelia Group Corp.

(A Development Stage Company)

We have audited the accompanying balance sheets of Gelia Group Corp. (A Development Stage Company) as of October 31, 2012, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception on August 20, 2012 through October 31, 2012. Gelia Group Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gelia Group Corp. (A Development Stage Company) as of October 31, 2012, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception on August 20, 2012 through October 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has no revenues, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

January 10, 2013

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

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GELIA GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS (AUDITED)
OCTOBER 31, 2012
ASSETS
Current Assets
Cash	$3,984
Total current assets	3,984
Total assets	$3,984
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from shareholder	$117
Total current liabilities	117
Total liabilities	117

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(133)
Total stockholder’s equity	3,867
Total liabilities and stockholder’s equity	$3,984

The accompanying notes are an integral part of these financial statements.

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GELIA GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (AUDITED)
For the period from inception (August 20, 2012) to October 31, 2012
Revenues	$-
Expenses
General and administrative expenses	133
Net loss from operations	(133)
Net loss	$(133)
Loss per common share – Basic and Diluted	(0.00)
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	54,795

The accompanying notes are an integral part of these financial statements.

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GELIA GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY For the period from inception (AUGUST 20, 2012) to OCTOBER 31, 2012
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
October 31, 2012 Common shares issued for cash at $0.001	4,000,000	4,000	-	-	4,000
Net loss				(133)	(133)
Balance as of October 31, 2012	4,000,000	$ 4,000	$ -	$ (133)	$ 3,867

The accompanying notes are an integral part of these financial statements.

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GELIA GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (AUDITED)
For the period from inception (August 20, 2012) to October 31, 2012
Operating Activities
Net loss	$(133)
Proceeds from loan from shareholder	117
Net cash used in operating activities	(16)
Financing Activities
Proceeds from sale of common stock	4,000
Net cash provided by financing activities	4,000
Net increase in cash and equivalents	3,984
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$3,984
Supplemental cash flow information:
Cash paid for:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

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GELIA GROUP, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (AUDITED)

OCTOBER 31, 2012

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

GELIA GROUP, CORP. (the “Company”) was incorporated under the laws of the State of Nevada on August 20, 2012 and intends to provide 3D printing services. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.” Since inception through October 31, 2012 the Company has not generated any revenue and has accumulated losses of $133.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since inception resulting in an accumulated deficit of $133 as of October 31, 2012 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted October 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At October 31, 2012 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

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Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended October 31, 2012.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of October 31, 2012 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

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NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On October 31, 2012, the Company issued 4,000,000 shares of its common stock at $0.001 per share for total proceeds of $4,000.

NOTE 3 – INCOME TAXES

As of October 31, 2012 the Company had net operating loss carry forwards of $133 that may be available to reduce future years’ taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at October 31, 2012.

2012
Deferred tax assets:
Net operating loss carry forward	$ 47
Total deferred tax assets	47
Less: valuation allowance	(47)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of October 31, 2012 was $47. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of October 31, 2012.

Reconciliation between the statutory rate and the effective tax rate is as follows at October 31, 2012:

2012
Federal statutory tax rate	(35.0)%
Change in valuation allowance	35.0%
Effective tax rate	-%

NOTE 4 – RELATED PARTY TRANSACTIONS

On October 31, 2012 the Director loaned the Company $117 to pay for incorporation costs.  As of October 31, 2012, total loan amount was $117. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from October 31, 2012 through the date the financial statements were available to be issued and has determined that there are no items to disclose.

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PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

GELIA GROUP, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.91
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,010.91

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Gelia Group, Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Gelia Group, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Yulia Marach Klenovy Blvd, 6-7	October 31, 2012	4,000,000	$4,000.00
Moscow, Russia 115470

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Horwitz, Cron & Armstrong, LLP
10.1	Referral agreement with, dated November 8, 2012 *
23.1	Consent of Seale and Beers, CPA’s
23.2	Consent of Horwitz, Cron & Armstrong, LLP (contained in exhibit 5.1)

* Previously Filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 117(b) (§230.117(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 117(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 117;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Moscow, Russia on February 25 , 2013.

GELIA GROUP, CORP.

By:	/s/	Yulia Marach
	Name:	Yulia Marach
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Yulia Marach
Yulia Marach	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	February 25 , 2013

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Horwitz, Cron & Armstrong, LLP
10.1	Referral agreement, dated November 8, 2012 *
23.1	Consent of Seale and Beers, CPA’s
23.2	Consent of Horwitz, Cron & Armstrong, LLP (contained in exhibit 5.1)

* Previously Filed

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